INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-48605 of BBH Fund, Inc. (formerly The 59 Wall Street Fund, Inc.) on Form N-1A of our reports dated December 21, 2001, appearing in the annual reports to shareholders of BBH International Equity Fund (formerly The 59 Wall Street International Equity Fund) and the BBH International Equity Portfolio; BBH Tax-Efficient Equity Fund (formerly The 59 Wall Street Tax-Efficient Equity Fund); BBH Inflation-Indexed Securities Fund (formerly The 59 Wall Street Inflation-Indexed Securities Fund); BBH U.S. Equity Fund (formerly The 59 Wall Street U.S. Equity Fund) and the BBH U.S. Equity Portfolio for the year ended October 31, 2001 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 28, 2002